Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Select Portfolios of our reports dated April 10, 2025, relating to the financial statements and financial highlights of Automotive Portfolio, Chemicals Portfolio, Communication Services Portfolio, Construction and Housing Portfolio, Consumer Discretionary Portfolio, Energy Portfolio, Gold Portfolio, Leisure Portfolio, Materials Portfolio, and Retailing Portfolio; of our reports dated April 11, 2025, relating to the financial statements and financial highlights of Biotechnology Portfolio, Enterprise Technology Services Portfolio, Health Care Portfolio, Health Care Services Portfolio, Medical Technology and Devices Portfolio, Pharmaceuticals Portfolio, Semiconductors Portfolio, Software and IT Services Portfolio, Tech Hardware Portfolio, and Technology Portfolio; of our reports dated April 14, 2025, relating to the financial statements and financial highlights of Banking Portfolio, Brokerage and Investment Management Portfolio, Consumer Staples Portfolio, Defense and Aerospace Portfolio, Fidelity Environment and Alternative Energy Fund, Fidelity Natural Resources Fund, Financials Portfolio, FinTech Portfolio, Industrials Portfolio, Insurance Portfolio, Telecommunications Portfolio, Transportation Portfolio, Utilities Portfolio, and Wireless Portfolio, which appear in Fidelity Select Portfolios’ Certified Shareholder Report on Form N-CSR for the year ended February 28, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 21, 2025